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                                                                      Exhibit 5
                  [WALLER LANSDEN DORTCH & DAVIS LETTERHEAD]


                               November 13, 1996

JDN Realty Corporation
3340 Peachtree Road, N.E.
Suite 1530
Atlanta, Georgia  30326

         Re:      Registration Statement on Form S-3/
                  Prospectus Supplement dated November 13, 1996 to the Prospectus dated May 11, 1995

Ladies and Gentlemen:

         We are acting as your counsel in connection with the issuance and sale of 1,900,000 shares of common stock, $.01 par value (the "Shares"), by JDN Realty Corporation, a Maryland corporation (the "Company"), to Smith Barney Inc. and The Robinson-Humphrey Company, Inc. (the Underwriters"), pursuant to a Registration Statement on Form S-3 (Registration No. 33-91222) (the "Registration Statement"), including the Prospectus dated May 11, 1995 contained therein (the "Prospectus") as supplemented by the Prospectus Supplement dated November 13, 1996 (the "Prospectus Supplement"), and an Underwriting Agreement between the Company and the Underwriters dated
November 13, 1996 (the "Underwriting Agreement").

         As such counsel and in connection with the foregoing, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth, and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based upon and subject to the foregoing and such other matters as we have deemed relevant, we are of the opinion that the Shares have been duly authorized by all necessary corporate action and, when delivered and issued upon payment therefor in the manner and on the terms described in the Registration Statement, the Prospectus, the Prospectus Supplement and the Underwriting Agreement, will be validly issued, fully paid and non-assessable.


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JDN Realty Corporation
November 13, 1996
Page 2

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the caption "Legal Matters" in the Prospectus and the Prospectus Supplement.

                                       Very truly yours,



                                       /s/ WALLER LANSDEN DORTCH & DAVIS, PLLC